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Exhibit 4.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

Warrant No. CS-4 May 16, 2001	150,000 Shares

RIGEL PHARMACEUTICALS, INC.

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

    1.  Issuance.  For value received, this Warrant is issued to KWACKER LIMITED, a corporation organized and existing under the laws of England, by RIGEL PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the "Company"), in partial consideration for that certain Lease Agreement, dated as of the date hereof, between the Company and Slough BTC, LLC, as landlord.

    2.  Purchase Price; Number of Shares.  The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company One Hundred Fifty Thousand (150,000) fully paid and nonassessable shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), at a price per share of $8.9125 (the "Purchase Price"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons under whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

    3.  Payment of Purchase Price.  The Purchase Price may be paid (i) in cash or by check; (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender; or (iii) by any combination of the foregoing.

    4.  Net Issue Election.  The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the

Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

Y(A-B)
X=	A
where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.
	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
	A =	the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4.
	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

"Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean the average of the closing or last reported sale prices of the Common Stock as reported on the Nasdaq National Market over the 30-day period ending five business days prior to the Determination Date; provided, however, that if (i) the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, then Fair Market Value shall be the average of the closing or last reported sale prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date reflected in the over-the-counter market, as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date and (ii) if there is no public market for the Common Stock, then Fair Market Value shall be determined in good faith by the Company's Board of Directors.

    5.  Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

    6.  Fractional Shares.  In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

    7.  Expiration Date; Automatic Exercise.  Except as otherwise set forth in Section 10, this Warrant shall expire on the close of business on May 14, 2006, and shall be void thereafter.

    8.  Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full into shares of Common Stock upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

    9.  Stock Splits and Dividends.  If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

    10.  Mergers and Reclassifications.  If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 10, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

    Notwithstanding the term of this Warrant fixed pursuant to Section 7 above and the provisions of this Section 10, the right to purchase Common Stock as granted herein shall expire, to the extent not previously exercised, immediately upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation (other than a merger or consolidation for the principal purpose of changing the domicile of the Company), and provided that any securities received in such merger or consolidation are publicly traded or the sale of all or substantially all of the Company's capital stock, properties and assets to any other person, in each case where the stockholders of the Company immediately prior to such merger, consolidation or sale of assets own (directly or indirectly) less than 50% of the voting securities of the surviving entity or purchaser of assets in such transaction (collectively, a "Merger"), except to the extent assumed by the successor corporation (or parent thereof) in connection with such Merger. In the event that any outstanding warrants to purchase equity securities of the Company are assumed, this Warrant shall also be similarly assumed.

    The Company shall notify the Holder at least fifteen (15) calendar days prior to any proposed Merger, and if the Company fails to deliver such notice, then notwithstanding anything to the contrary in this Warrant, the rights to purchase the Company's Common Stock (or the shares of stock and other securities and property receivable upon such Merger by a holder of Common Stock (the "Other Consideration")) shall not expire. The Holder may exercise the Warrant contingent upon the closing of the Merger. If the Merger does not close within 60 days after notice, any contingent exercise shall be void.

    11.  Certificate of Adjustment.  Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's Chief Financial Officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    12.  Notices of Record Date, Etc.  In the event of:

      (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

      (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

  then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least fifteen (15) calendar days prior to the date specified in such notice on which any such action is to be taken.

    13.  Representations, Warranties and Covenants.  This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

      (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of Holders rights or by general equity principals or public policy concerns.

      (b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Amended and Restated Certificate of Incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

    14.  Amendment and Waiver.  The terms of this Warrant may be amended, modified or waived only with the written consent of the party against which enforcement of the same is sought.

    15.  Representations and Covenants of the Holder.  This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

      (a)  Investment Purpose.  The right to acquire Common Stock or the Common Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

      (b)  Accredited Investor.  Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

      (c)  Private Issue.  The Holder understands (i) that the Common Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 15.

      (d)  Financial Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

    16.  Notices, Transfers, Etc.

      (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mall or delivered to the Holder at the address most recently provided by the Holder to the Company.

      (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

      (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

    17.  Transfer to Comply with the Securities Act of 1933. This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and applicable blue sky laws, shall bear a legend substantially in the following form:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

    ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

    Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 17 shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

    18.  Rights of Holder. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

    19.  "Market Stand Off" Agreement.  Holder hereby agrees not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by Holder for a period specified by a representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company and each holder of that number of shares of Common Stock equal to or greater than the number of Shares then issuable upon exercise of this Warrant enter into similar agreements.

    20.  No Impairment.  The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

    21.  Governing Law.  The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

    22.  Successors and Assigns.  This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

    23.  Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

    IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.

Company:
RIGEL PHARMACEUTICALS, INC.
By:	/s/ JAMES M. GOWER James M. Gower President and Chief Executive Officer

SUBSCRIPTION
To:____________________________________	Date:____________________________________

The undersigned hereby subscribes for ___________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address
NET ISSUE ELECTION NOTICE
To:____________________________________	Date:____________________________________

The undersigned hereby elects under Section 4 to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:
Signature
Name for Registration
Mailing Address

ASSIGNMENT
For value received ________________________________________________ hereby sells, assigns and transfers unto
______________________________________________________________________________________________________ [Please print or type the name and address of Assignee]
______________________________________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.
DATED:________________________	___________________________________________
IN THE PRESENCE OF:
___________________________________________

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  Exhibit 4.7
COMMON STOCK PURCHASE WARRANT